SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) February 25, 1999


                             TRIARC COMPANIES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                 1-2207                 38-0471180
        -----------------        --------------         --------------
        (State or Other          (Commission            (I.R.S. Employer
        Jurisdiction of          File Number)           Identification No.)
        Incorporation)


        280 Park Avenue
        New York, NY                                             10017
        -----------------------------------------          -----------------
        (Address of Principal Executive Offices)               (Zip Code)


        Registrant's telephone number, including area code:   (212)  451-3000


        ----------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events.

        On February 25, 1999, Triarc Consumer Products Group, LLC ("Triarc LLC"), a new wholly-owned subsidiary of Triarc Companies, Inc. ("Triarc") which owns Triarc's premium beverage, restaurant franchising and soft drink concentrates businesses, completed the sale of $300 million principal amount of 10.25% Senior Subordinated Notes due 2009 (the "Notes"), pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). Concurrently, subsidiaries of Triarc LLC entered into a new $535 million Senior Secured Credit Facility.

        On February 25, 1999, RC/Arby's Corporation, a subsidiary of Triarc, announced that it is redeeming its $275 million principal amount of 9 3/4% Senior Secured Notes due 2000 on March 30, 1999 at a redemption price of 102.786% of the principal amount, plus accrued and unpaid interest.

        The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Notes.

        A copy of a press release with respect to the foregoing transactions is being filed as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        (c)  Exhibits

        99.1 Press Release dated February 25, 1999.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                       TRIARC COMPANIES, INC.



                                       By: BRIAN L. SCHORR
                                           Brian L. Schorr
                                           Executive Vice President
                                           and General Counsel

Dated: February 26, 1999



                                  EXHIBIT INDEX

Exhibit
   No.                   Description                                  Page No.
--------                 -----------                                  --------

 99.1 --       Press Release dated February 25, 1999